KEYCORP REPORTS FOURTH QUARTER 2018 NET INCOME OF $459 MILLION,
OR $.45 PER COMMON SHARE

4Q18 results included a net impact of $.03 per common share related to notable items: a pension settlement charge and efficiency initiative expenses

Sixth consecutive year of positive operating leverage with record full-year revenue of $6.4 billion

Cash efficiency ratio and return on average tangible common equity improved over 300 basis points vs. the prior year
Strong credit quality: 4Q18 net charge-offs to average loans of .27%

Significant capital return: 62% increase in common share dividend and over $1.1 billion share repurchases in 2018

CLEVELAND, January 17, 2019 - KeyCorp (NYSE: KEY) today announced net income from continuing operations attributable to Key common shareholders of $459 million, or $.45 per common share for the fourth quarter of 2018, compared to $468 million, or $.45 per common share, for the third quarter of 2018 and $181 million, or $.17 per common share, for the fourth quarter of 2017. During the fourth quarter of 2018, Key’s results included notable items resulting in a net impact of $.03 per common share, consisting of a pension settlement charge and efficiency initiative expenses. No notable items were reported in the third quarter of 2018, however, notable items resulting in a net impact of $.19 per common share were reported in the fourth quarter of 2017.

For the year ended December 31, 2018, net income from continuing operations attributable to Key common shareholders was $1.8 billion, or $1.70 per common share, compared to $1.2 billion, or $1.12 per common share, for the same period one year ago.

Selected Financial Highlights

dollars in millions, except per share data				Change 4Q18 vs.
	4Q18	3Q18	4Q17	3Q18	4Q17
Income (loss) from continuing operations attributable to Key common shareholders	$459	$468	$181	(1.9)%	153.6%
Income (loss) from continuing operations attributable to Key common shareholders per common share — assuming dilution	.45	.45	.17	—	164.7
Return on average tangible common equity from continuing operations (a)	16.40%	16.81%	6.35%	N/A	N/A
Return on average total assets from continuing operations	1.37	1.40	.57	N/A	N/A
Common Equity Tier 1 ratio (b)	9.92	9.95	10.16	N/A	N/A
Book value at period end	$13.90	$13.33	$13.09	4.3%	6.2%
Net interest margin (TE) from continuing operations	3.16%	3.18%	3.09%	N/A	N/A

(a)
The table entitled “GAAP to Non-GAAP Reconciliations” in the attached financial supplement presents the computations of certain financial measures related to “Return on average tangible common equity from continuing operations.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons.

(b)	12/31/18 ratio is estimated.
TE = Taxable Equivalent, N/A = Not Applicable

INCOME STATEMENT HIGHLIGHTS

Revenue

dollars in millions				Change 4Q18 vs.
	4Q18	3Q18	4Q17	3Q18	4Q17
Net interest income (TE)	$1,008	$993	$952	1.5%	5.9%
Noninterest income	645	609	656	5.9	(1.7)
Total revenue	$1,653	$1,602	$1,608	3.2%	2.8%

TE = Taxable Equivalent

Taxable-equivalent net interest income was $1.0 billion for the fourth quarter of 2018, and the net interest margin was 3.16%, compared to taxable-equivalent net interest income of $952 million and a net interest margin of 3.09% for the fourth quarter of 2017, reflecting the benefit from higher interest rates and higher earning asset balances. Fourth quarter 2018 net interest income included $23 million of purchase accounting accretion, a decline of $15 million from the fourth quarter of 2017.

Compared to the third quarter of 2018, taxable-equivalent net interest income increased by $15 million, and the net interest margin declined by two basis points. Net interest income benefited from higher earning asset balances, while the overall decline in the net interest margin reflects the impact of lower purchase accounting accretion.

Noninterest Income

dollars in millions				Change 4Q18 vs.
	4Q18	3Q18	4Q17	3Q18	4Q17
Trust and investment services income	$121	$117	$131	3.4%	(7.6)%
Investment banking and debt placement fees	186	166	200	12.0	(7.0)
Service charges on deposit accounts	84	85	89	(1.2)	(5.6)
Operating lease income and other leasing gains	28	35	27	(20.0)	3.7
Corporate services income	58	52	56	11.5	3.6
Cards and payments income	68	69	77	(1.4)	(11.7)
Corporate-owned life insurance income	39	34	37	14.7	5.4
Consumer mortgage income	7	9	7	(22.2)	—
Mortgage servicing fees	21	19	17	10.5	23.5
Other income	33	23	15	43.5	120.0
Total noninterest income	$645	$609	$656	5.9%	(1.7)%

KeyCorp Reports Fourth Quarter 2018 Profit
January 17, 2019

Key’s noninterest income was $645 million for the fourth quarter of 2018, compared to $656 million for the year-ago quarter. Trust and investment services income declined $10 million, related to the sale of Key Insurance and Benefits Services in the second quarter of 2018. Cards and payments income and service charges on deposit accounts were impacted by the 2018 adoption of the revenue recognition accounting standard. Excluding the revenue recognition changes, both of these line items grew from the prior year. Investment banking and debt placement fees were lower, following a record fourth quarter in 2017. Partially offsetting these declines were increases in other income and mortgage servicing fees.

Compared to the third quarter of 2018, noninterest income increased by $36 million, driven by momentum in many of Key's core fee-based businesses. Investment banking and debt placement fees increased $20 million, largely related to strength in commercial mortgage banking and advisory fees. Corporate services income reflected higher derivatives and trading income, and trust and investment services income grew, largely due to stronger brokerage commissions.

Noninterest Expense

dollars in millions				Change 4Q18 vs.
	4Q18	3Q18	4Q17	3Q18	4Q17
Personnel expense	$576	$553	$609	4.2%	(5.4)%
Nonpersonnel expense	436	411	489	6.1	(10.8)
Total noninterest expense	$1,012	$964	$1,098	5.0%	(7.8)%

Key’s noninterest expense was $1.0 billion for the fourth quarter of 2018, compared to $1.1 billion in the year-ago quarter. Personnel expense declined year-over-year, driven by lower incentive compensation and employee benefits costs, partially offset by increased severance expense related to Key's efficiency initiative. Net occupancy and marketing expenses also declined, largely related to merger-related charges in the fourth quarter of 2017. In the fourth quarter of 2018, Key's FDIC assessment costs decreased, due to the elimination of the FDIC quarterly surcharge.

Compared to the third quarter of 2018, noninterest expense increased by $48 million. The increase was primarily driven by notable items in the quarter - efficiency initiative expenses of $24 million and a $17 million pension settlement charge (reported in other expense). Business services and professional fees and other expense increased, but were partially offset by the benefit from the FDIC surcharge elimination.

BALANCE SHEET HIGHLIGHTS

Average Loans

dollars in millions				Change 4Q18 vs.
	4Q18	3Q18	4Q17	3Q18	4Q17
Commercial and industrial (a)	$45,129	$44,749	$41,289.8%		9.3%
Other commercial loans	20,899	20,471	21,040	2.1	(.7)
Home equity loans	11,234	11,415	12,128	(1.6)	(7.4)
Other consumer loans	12,026	11,832	11,549	1.6	4.1
Total loans	$89,288	$88,467	$86,006.9%		3.8%

(a)
Commercial and industrial average loan balances include $132 million, $128 million, and $119 million of assets from commercial credit cards at December 31, 2018, September 30, 2018, and December 31, 2017, respectively.

Average loans were $89.3 billion for the fourth quarter of 2018, an increase of $3.3 billion compared to the fourth quarter of 2017, reflecting broad-based growth in commercial and industrial loans, partially offset by higher paydowns in home equity lines of credit.

KeyCorp Reports Fourth Quarter 2018 Profit
January 17, 2019

Compared to the third quarter of 2018, average loans increased by $821 million, driven by growth in commercial real estate and commercial and industrial loans.

Average Deposits

dollars in millions				Change 4Q18 vs.
	4Q18	3Q18	4Q17	3Q18	4Q17
Non-time deposits	$94,480	$92,414	$92,251	2.2%	2.4%
Certificates of deposit ($100,000 or more)	8,217	8,186	6,776.4		21.3
Other time deposits	5,255	5,026	4,771	4.6	10.1
Total deposits	$107,952	$105,626	$103,798	2.2%	4.0%

Cost of total deposits	.64%	.53%	.31%	N/A	N/A

N/A = Not Applicable

Average deposits totaled $108.0 billion for the fourth quarter of 2018, an increase of $4.2 billion compared to the year-ago quarter, reflecting growth in higher-yielding deposit products, as well as strength in Key’s retail banking franchise and growth from commercial relationships.

Compared to the third quarter of 2018, average deposits increased by $2.3 billion, driven primarily by the penetration of existing retail and commercial relationships, as well as short-term and seasonal deposit inflows.

ASSET QUALITY

dollars in millions				Change 4Q18 vs.
	4Q18	3Q18	4Q17	3Q18	4Q17
Net loan charge-offs	$60	$60	$52	—	15.4%
Net loan charge-offs to average total loans	.27%	.27%	.24%	N/A	N/A
Nonperforming loans at period end (a)	$542	$645	$503	(16.0)%	7.8
Nonperforming assets at period end (a)	577	674	534	(14.4)	8.1
Allowance for loan and lease losses	883	887	877	(.5)	.7
Allowance for loan and lease losses to nonperforming loans (a)	162.9%	137.5%	174.4%	N/A	N/A
Provision for credit losses	$59	$62	$49	(4.8)%	20.4%

(a)	Nonperforming loan balances exclude $575 million, $606 million, and $738 million of purchased credit impaired loans at December 31, 2018, September 30, 2018, and December 31, 2017, respectively.
N/A = Not Applicable

Key’s provision for credit losses was $59 million for the fourth quarter of 2018, compared to $49 million for the fourth quarter of 2017 and $62 million for the third quarter of 2018. Key’s allowance for loan and lease losses was $883 million, or .99% of total period-end loans at December 31, 2018, compared to 1.01% at December 31, 2017, and .99% at September 30, 2018.

Net loan charge-offs for the fourth quarter of 2018 totaled $60 million, or .27% of average total loans. These results compare to $52 million, or .24%, for the fourth quarter of 2017, and $60 million, or .27%, for the third quarter of 2018.

At December 31, 2018, Key’s nonperforming loans totaled $542 million, a decline of $103 million from the prior quarter, which represented .61% of period-end portfolio loans. These results compare to .58% at December 31, 2017, and .72% at September 30, 2018. Nonperforming assets at December 31, 2018, totaled $577 million, and represented .64% of period-end portfolio loans and OREO and other nonperforming assets. These results compare to .62% at December 31, 2017, and .75% at September 30, 2018.

CAPITAL

Key’s estimated risk-based capital ratios included in the following table continued to exceed all “well-capitalized” regulatory benchmarks at December 31, 2018.

KeyCorp Reports Fourth Quarter 2018 Profit
January 17, 2019

Capital Ratios

	12/31/2018	9/30/2018	12/31/2017
Common Equity Tier 1 (a)	9.92%	9.95%	10.16%
Tier 1 risk-based capital (a)	11.07	11.11	11.01
Total risk based capital (a)	12.88	12.99	12.92
Tangible common equity to tangible assets (b)	8.30	8.05	8.23
Leverage (a)	9.93	10.03	9.73

(a)	12/31/2018 ratio is estimated.

(b)
The table entitled “GAAP to Non-GAAP Reconciliations” in the attached financial supplement presents the computations of certain financial measures related to “tangible common equity.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons. See below for further information on the Regulatory Capital Rules.

Key's capital position remained strong in the fourth quarter of 2018. As shown in the preceding table, at December 31, 2018, Key’s estimated Common Equity Tier 1 and Tier 1 risk-based capital ratios stood at 9.92% and 11.07%, respectively. Key's tangible common equity ratio was 8.30% at December 31, 2018.

As a “standardized approach” banking organization, Key’s mandatory compliance with the final Basel III capital framework for U.S. banking organizations (the “Regulatory Capital Rules”) began on January 1, 2015, subject to transitional provisions. Key’s estimated Common Equity Tier 1 ratio as calculated under the fully phased-in Regulatory Capital Rules was 9.83% at December 31, 2018. This estimate exceeds the fully phased-in required minimum Common Equity Tier 1 and Capital Conservation Buffer of 7.00%.

Summary of Changes in Common Shares Outstanding

in thousands				Change 4Q18 vs.
	4Q18	3Q18	4Q17	3Q18	4Q17
Shares outstanding at beginning of period	1,034,287	1,058,944	1,079,039	(2.3)%	(4.1)%
Open market repurchases and return of shares under employee compensation plans	(15,216)	(25,418)	(10,617)	(40.1)	43.3
Shares issued under employee compensation plans (net of cancellations)	432	761	662	(43.2)	(34.7)
Shares outstanding at end of period	1,019,503	1,034,287	1,069,084	(1.4)%	(4.6)%

Consistent with Key's 2018 Capital Plan, during the fourth quarter of 2018, Key declared a dividend of $.17 per common share and completed $278 million of common share repurchases. Key's remaining share repurchase authorization consistent with the 2018 Capital Plan (which continues through the second quarter of 2019) is $405 million.

LINE OF BUSINESS RESULTS

The following table shows the contribution made by each major business segment to Key’s taxable-equivalent revenue from continuing operations and income (loss) from continuing operations attributable to Key for the periods presented. For more detailed financial information pertaining to each business segment, see the tables at the end of this release.

Major Business Segments

dollars in millions				Change 4Q18 vs.
	4Q18	3Q18	4Q17	3Q18	4Q17
Revenue from continuing operations (TE)
Key Community Bank	$1,022	$994	$961	2.8%	6.3%
Key Corporate Bank	581	574	605	1.2	(4.0)
Other Segments	53	24	41	120.8	29.3
Total segments	1,656	1,592	1,607	4.0	3.0
Reconciling Items	(3)	10	1	N/M	N/M
Total	$1,653	$1,602	$1,608	3.2%	2.8%

Income (loss) from continuing operations attributable to Key
Key Community Bank	$261	$241	$152	8.3%	71.7%
Key Corporate Bank	215	199	223	8.0	(3.6)
Other Segments	45	22	48	104.5	(6.3)
Total segments	521	462	423	12.8%	23.2
Reconciling Items	(39)	20	(228)	N/M	N/M
Total	$482	$482	$195	—	147.2%

TE = Taxable Equivalent, N/M = Not Meaningful

KeyCorp Reports Fourth Quarter 2018 Profit
January 17, 2019

Key Community Bank

dollars in millions				Change 4Q18 vs.
	4Q18	3Q18	4Q17	3Q18	4Q17
Summary of operations
Net interest income (TE)	$744	$726	$674	2.5%	10.4%
Noninterest income	278	268	287	3.7	(3.1)
Total revenue (TE)	1,022	994	961	2.8	6.3
Provision for credit losses	48	43	57	11.6	(15.8)
Noninterest expense	633	635	665	(.3)	(4.8)
Income (loss) before income taxes (TE)	341	316	239	7.9	42.7
Allocated income taxes (benefit) and TE adjustments	80	75	87	6.7	(8.0)
Net income (loss) attributable to Key	$261	$241	$152	8.3%	71.7%

Average balances
Loans and leases	$47,976	$47,862	$47,408.2%		1.2%
Total assets	51,881	51,740	51,398.3		.9
Deposits	84,288	82,259	80,352	2.5	4.9

Assets under management at period end	$36,775	$40,575	$39,588	(9.4)%	(7.1)%

TE = Taxable Equivalent

KeyCorp Reports Fourth Quarter 2018 Profit
January 17, 2019

Additional Key Community Bank Data

dollars in millions				Change 4Q18 vs.
	4Q18	3Q18	4Q17	3Q18	4Q17
Noninterest income
Trust and investment services income	$90	$90	$87	—	3.4%
Service charges on deposit accounts	72	72	77	—	(6.5)
Cards and payments income	61	59	67	3.4%	(9.0)
Other noninterest income	55	47	56	17.0	(1.8)
Total noninterest income	$278	$268	$287	3.7%	(3.1)%

Average deposit balances
NOW and money market deposit accounts	$47,310	$45,967	$44,415	2.9%	6.5%
Savings deposits	4,777	4,923	5,090	(3.0)	(6.1)
Certificates of deposit ($100,000 or more)	6,169	5,608	4,628	10.0	33.3
Other time deposits	5,244	5,019	4,765	4.5	10.1
Noninterest-bearing deposits	20,788	20,742	21,454.2		(3.1)
Total deposits	$84,288	$82,259	$80,352	2.5%	4.9%

Home equity loans
Average balance	$11,144	$11,317	$12,005
Combined weighted-average loan-to-value ratio (at date of origination)	70%	70%	70%
Percent first lien positions	60	60	60

Other data
Branches	1,159	1,166	1,197
Automated teller machines	1,505	1,518	1,572

Key Community Bank Summary of Operations (4Q18 vs. 4Q17)

•	Positive operating leverage compared to the prior year

•	Net income increased $109 million, or 71.7%, from the prior year

•	Average commercial and industrial loans increased $1.0 billion, or 5.6%, from the prior year

Key Community Bank recorded net income attributable to Key of $261 million for the fourth quarter of 2018, compared to $152 million for the year-ago quarter, benefiting from momentum in Key's core businesses, expense discipline, and a lower tax rate as a result of tax reform.

Taxable-equivalent net interest income increased by $70 million, or 10.4%, from the fourth quarter of 2017. The increase in net interest income was primarily attributable to the benefit from higher interest rates and loan growth, partially offset by lower purchase accounting accretion. Average loans and leases increased $568 million, or 1.2%, largely driven by a $1.0 billion, or 5.6%, increase in commercial and industrial loans. Additionally, average deposits increased $3.9 billion, or 4.9%, from the fourth quarter of 2017 due to strength in our relationship strategy.

Noninterest income decreased $9 million, or 3.1%, from the year-ago quarter driven by lower service charges on deposit accounts and cards and payments income, which were impacted by revenue recognition changes. Excluding the impact of the accounting change, both businesses grew from the prior period, related to continued household growth.

The provision for credit losses decreased by $9 million, or 15.8%, from the fourth quarter of 2017. Net loan charge-offs increased $7 million from the fourth quarter of 2017 driven by a larger balance sheet.

Noninterest expense decreased by $32 million, or 4.8%, from the year-ago quarter. Both personnel and nonpersonnel expense declined, driven by strong expense discipline across the businesses while continuing to invest strategically for growth.

KeyCorp Reports Fourth Quarter 2018 Profit
January 17, 2019

Key Corporate Bank

dollars in millions				Change 4Q18 vs.
	4Q18	3Q18	4Q17	3Q18	4Q17
Summary of operations
Net interest income (TE)	$272	$273	$284	(.4)%	(4.2)%
Noninterest income	309	301	321	2.7	(3.7)
Total revenue (TE)	581	574	605	1.2	(4.0)
Provision for credit losses	12	20	(6)	(40.0)	N/M
Noninterest expense	329	316	352	4.1	(6.5)
Income (loss) before income taxes (TE)	240	238	259.8		(7.3)
Allocated income taxes and TE adjustments	25	39	36	(35.9)	(30.6)
Net income (loss) attributable to Key	$215	$199	$223	8.0%	(3.6)%

Average balances
Loans and leases	$40,438	$39,714	$37,457	1.8%	8.0%
Loans held for sale	2,249	1,042	1,345	115.8	67.2
Total assets	48,853	46,860	44,501	4.3	9.8
Deposits	21,793	21,056	21,558	3.5%	1.1%

TE = Taxable Equivalent, N/M = Not Meaningful

KeyCorp Reports Fourth Quarter 2018 Profit
January 17, 2019

Additional Key Corporate Bank Data

dollars in millions				Change 4Q18 vs.
	4Q18	3Q18	4Q17	3Q18	4Q17
Noninterest income
Trust and investment services income	$30	$27	$33	11.1%	(9.1)%
Investment banking and debt placement fees	178	162	195	9.9	(8.7)
Operating lease income and other leasing gains	24	34	25	(29.4)	(4.0)

Corporate services income	43	37	40	16.2	7.5
Service charges on deposit accounts	12	13	12	(7.7)	—
Cards and payments income	7	10	10	(30.0)	(30.0)
Payments and services income	62	60	62	3.3	—

Mortgage servicing fees	18	15	15	20.0	20.0
Other noninterest income	(3)	3	(9)	N/M	N/M
Total noninterest income	$309	$301	$321	2.7%	(3.7)%

N/M = Not Meaningful

Key Corporate Bank Summary of Operations (4Q18 vs. 4Q17)

•	Record year for investment banking and debt placement fees

•	Commercial and industrial loans up $2.8 billion, or 12.7%, from prior year

            Key Corporate Bank recorded net income attributable to Key of $215 million for the fourth quarter of 2018, compared to $223 million for the year-ago quarter.

Taxable-equivalent net interest income decreased by $12 million, or 4.2%, compared to the fourth quarter of 2017.  This decline is related to lower purchase accounting accretion, as well as loan spread compression. Average loan and lease balances increased $3 billion, or 8%, from the year-ago quarter, driven by broad-based growth in commercial and industrial loans. Average deposit balances increased $235 million, or 1.1%, from the year-ago quarter, driven by growth in core deposits.

            Noninterest income was down $12 million, or 3.7%, from the prior year. Investment banking and debt placement fees decreased $17 million, or 8.7%, from a record quarter in the year-ago period. This decrease was partially offset by increases in other noninterest income of $6 million related to higher gains on certain tax-advantaged assets, as well as higher mortgage servicing fees of $3 million.

            During the fourth quarter of 2018, the provision for credit losses increased $18 million compared to the fourth quarter of 2017, mostly related to loan growth.

            Noninterest expense decreased by $23 million, or 6.5%, from the fourth quarter of 2017. The decrease from the prior year was largely driven by lower personnel expense. The prior year also had higher impairments on certain tax-advantaged assets related to tax reform. These decreases are slightly offset by higher volumes driving increased operating lease expense.

Other Segments

Other Segments consist of Corporate Treasury, Key’s Principal Investing unit, and various exit portfolios. Other Segments generated net income attributable to Key of $45 million for the fourth quarter of 2018, compared to $48 million for the same period last year.

*****

KeyCorp's roots trace back 190 years to Albany, New York. Headquartered in Cleveland, Ohio, Key is one of the nation’s largest bank-based financial services companies, with assets of approximately $139.6 billion at December 31, 2018.

Key provides deposit, lending, cash management, and investment services to individuals and businesses in 15 states under the name KeyBank National Association through a network of over 1,100 branches and more than 1,500 ATMs. Key also provides a broad range of sophisticated corporate and investment banking products, such as merger and acquisition advice, public and private debt and equity, syndications and derivatives to middle market companies in selected industries throughout the United States under the KeyBanc Capital Markets trade name. For more information, visit https://www.key.com/. KeyBank is Member FDIC.

KeyCorp Reports Fourth Quarter 2018 Profit
January 17, 2019

CONTACTS:

ANALYSTS	MEDIA
Vernon L. Patterson	Susan Donlan
216.689.0520	216.471.3133
Vernon_Patterson@KeyBank.com	Susan_E_Donlan@KeyBank.com
Twitter: @keybank_news
Melanie S. Kaiser
216.689.4545
Melanie_S_Kaiser@KeyBank.com

Emily J. Mills
216.689.7781
emills@key.com

INVESTOR	KEY MEDIA
RELATIONS: www.key.com/ir	NEWSROOM: www.key.com/newsroom

This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements do not relate strictly to historical or current facts. Forward-looking statements usually can be identified by the use of words such as “goal,” “objective,” “plan,” “expect,” “assume,” “anticipate,” “intend,” “project,” “believe,” “estimate,” or other words of similar meaning. Forward-looking statements provide our current expectations or forecasts of future events, circumstances, results, or aspirations. Forward-looking statements, by their nature, are subject to assumptions, risks and uncertainties, many of which are outside of our control. Our actual results may differ materially from those set forth in our forward-looking statements. There is no assurance that any list of risks and uncertainties or risk factors is complete. Factors that could cause Key’s actual results to differ from those described in the forward-looking statements can be found in KeyCorp’s Form 10-K for the year ended December 31, 2017, as well as in KeyCorp’s subsequent SEC filings, all of which have been filed with the Securities and Exchange Commission (the “SEC”) and are available on Key’s website (www.key.com/ir) and on the SEC’s website (www.sec.gov). These factors may include, among others: deterioration of commercial real estate market fundamentals, adverse changes in credit quality trends, declining asset prices, a reversal of the U.S. economic recovery due to financial, political, or other shocks, and the extensive regulation of the U.S. financial services industry. Any forward-looking statements made by us or on our behalf speak only as of the date they are made and we do not undertake any obligation to update any forward-looking statement to reflect the impact of subsequent events or circumstances.

Notes to Editors:
A live Internet broadcast of KeyCorp’s conference call to discuss quarterly results and currently anticipated earnings trends and to answer analysts’ questions can be accessed through the Investor Relations section at https://www.key.com/ir at 9:00 a.m. ET, on Thursday, January 17, 2019. An audio replay of the call will be available through January 27, 2019.

For up-to-date company information, media contacts, and facts and figures about Key’s lines of business, visit our Media Newsroom at https://www.key.com/newsroom.

*****

KeyCorp Reports Fourth Quarter 2018 Profit
January 17, 2019

KeyCorp
Fourth Quarter 2018
Financial Supplement

Page
11	Financial Highlights
13	GAAP to Non-GAAP Reconciliation
15	Consolidated Balance Sheets
16	Consolidated Statements of Income
17	Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations
19	Noninterest Expense
19	Personnel Expense
20	Loan Composition
20	Loans Held for Sale Composition
20	Summary of Changes in Loans Held for Sale
21	Summary of Loan and Lease Loss Experience From Continuing Operations
22	Asset Quality Statistics From Continuing Operations
22	Summary of Nonperforming Assets and Past Due Loans From Continuing Operations
22	Summary of Changes in Nonperforming Loans From Continuing Operations
23	Line of Business Results

KeyCorp Reports Fourth Quarter 2018 Profit
January 17, 2019

Financial Highlights
(dollars in millions, except per share amounts)
	Three months ended
	12/31/2018	9/30/2018	12/31/2017
Summary of operations
Net interest income (TE)	$1,008	$993	$952
Noninterest income	645	609	656
Total revenue (TE)	1,653	1,602	1,608
Provision for credit losses	59	62	49
Noninterest expense	1,012	964	1,098
Income (loss) from continuing operations attributable to Key	482	482	195
Income (loss) from discontinued operations, net of taxes (a)	2	—	1
Net income (loss) attributable to Key	484	482	196

Income (loss) from continuing operations attributable to Key common shareholders	459	468	181
Income (loss) from discontinued operations, net of taxes (a)	2	—	1
Net income (loss) attributable to Key common shareholders	461	468	182

Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.45	$.45	$.17
Income (loss) from discontinued operations, net of taxes (a)	—	—	—
Net income (loss) attributable to Key common shareholders (b)	.45	.45	.17

Income (loss) from continuing operations attributable to Key common shareholders — assuming dilution	.45	.45	.17
Income (loss) from discontinued operations, net of taxes — assuming dilution (a)	—	—	—
Net income (loss) attributable to Key common shareholders — assuming dilution (b)	.45	.45	.17

Cash dividends declared	.17	.17	.105
Book value at period end	13.90	13.33	13.09
Tangible book value at period end	11.14	10.59	10.35
Market price at period end	14.78	19.89	20.17

Performance ratios
From continuing operations:
Return on average total assets	1.37%	1.40%	.57%
Return on average common equity	13.07	13.36	5.04
Return on average tangible common equity (c)	16.40	16.81	6.35
Net interest margin (TE)	3.16	3.18	3.09
Cash efficiency ratio (c)	59.9	58.7	66.7

From consolidated operations:
Return on average total assets	1.37%	1.39%	.57%
Return on average common equity	13.13	13.36	5.07
Return on average tangible common equity (c)	16.47	16.81	6.39
Net interest margin (TE)	3.14	3.16	3.07
Loan to deposit (d)	85.6	87.0	84.4

Capital ratios at period end
Key shareholders’ equity to assets	11.17%	10.96%	10.91%
Key common shareholders’ equity to assets	10.15	9.93	10.17
Tangible common equity to tangible assets (c)	8.30	8.05	8.23
Common Equity Tier 1 (e)	9.92	9.95	10.16
Tier 1 risk-based capital (e)	11.07	11.11	11.01
Total risk-based capital (e)	12.88	12.99	12.92
Leverage (e)	9.93	10.03	9.73

Asset quality — from continuing operations
Net loan charge-offs	$60	$60	$52
Net loan charge-offs to average loans	.27%	.27%	.24%
Allowance for loan and lease losses	$883	$887	$877
Allowance for credit losses	946	947	934
Allowance for loan and lease losses to period-end loans	.99%	.99%	1.01%
Allowance for credit losses to period-end loans	1.06	1.06	1.08
Allowance for loan and lease losses to nonperforming loans (f)	162.9	137.5	174.4
Allowance for credit losses to nonperforming loans (f)	174.5	146.8	185.7
Nonperforming loans at period-end (f)	$542	$645	$503
Nonperforming assets at period-end (f)	577	674	534
Nonperforming loans to period-end portfolio loans (f)	.61%	.72%	.58%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets (f)	.64	.75	.62

Trust assets
Assets under management	$36,775	$40,575	$39,588

Other data
Average full-time equivalent employees	17,664	18,150	18,379
Branches	1,159	1,166	1,197

Taxable-equivalent adjustment	$8	$7	$14

KeyCorp Reports Fourth Quarter 2018 Profit
January 17, 2019

Financial Highlights (continued)
(dollars in millions, except per share amounts)
	Twelve months ended
	12/31/2018	12/31/2017
Summary of operations
Net interest income (TE)	$3,940	$3,830
Noninterest income	2,515	2,478
Total revenue (TE)	6,455	6,308
Provision for credit losses	246	229
Noninterest expense	3,975	4,098
Income (loss) from continuing operations attributable to Key	1,859	1,289
Income (loss) from discontinued operations, net of taxes (a)	7	7
Net income (loss) attributable to Key	1,866	1,296

Income (loss) from continuing operations attributable to Key common shareholders	$1,793	$1,219
Income (loss) from discontinued operations, net of taxes (a)	7	7
Net income (loss) attributable to Key common shareholders	1,800	1,226

Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$1.72	$1.13
Income (loss) from discontinued operations, net of taxes (a)	.01	.01
Net income (loss) attributable to Key common shareholders (b)	1.73	1.14

Income (loss) from continuing operations attributable to Key common shareholders — assuming dilution	1.70	1.12
Income (loss) from discontinued operations, net of taxes — assuming dilution (a)	.01	.01
Net income (loss) attributable to Key common shareholders — assuming dilution (b)	1.71	1.13

Cash dividends paid	.565	.38

Performance ratios
From continuing operations:
Return on average total assets	1.36%	.96%
Return on average common equity	12.88	8.65
Return on average tangible common equity (c)	16.22	10.84
Net interest margin (TE)	3.17	3.17
Cash efficiency ratio (c)	60.0	63.5

From consolidated operations:
Return on average total assets	1.35%	.96%
Return on average common equity	12.93	8.70
Return on average tangible common equity (c)	16.28	10.90
Net interest margin (TE)	3.15	3.15

Asset quality — from continuing operations
Net loan charge-offs	$234	$208
Net loan charge-offs to average total loans	.26%	.24%

Other data
Average full-time equivalent employees	18,180	18,415

Taxable-equivalent adjustment	31	53

(a)	In September 2009, management decided to discontinue the education lending business conducted through Key Education Resources, the education payment and financing unit of KeyBank National Association.

(b)	Earnings per share may not foot due to rounding.

(c)
The following table entitled “GAAP to Non-GAAP Reconciliations” presents the computations of certain financial measures related to “tangible common equity” and “cash efficiency.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons. For further information on the Regulatory Capital Rules, see the “Capital” section of this release.

(d)	Represents period-end consolidated total loans and loans held for sale divided by period-end consolidated total deposits.

(e)	December 31, 2018, ratio is estimated.

(f)	Nonperforming loan balances exclude $575 million, $606 million, and $738 million of purchased credit impaired loans at December 31, 2018, September 30, 2018, and December 31, 2017, respectively.

KeyCorp Reports Fourth Quarter 2018 Profit
January 17, 2019

GAAP to Non-GAAP Reconciliations
(dollars in millions)

The table below presents certain non-GAAP financial measures related to “tangible common equity,” “return on average tangible common equity,” “Common Equity Tier 1,” “pre-provision net revenue,” and “cash efficiency ratio.”

The tangible common equity ratio and the return on average tangible common equity ratio have been a focus for some investors, and management believes these ratios may assist investors in analyzing Key’s capital position without regard to the effects of intangible assets and preferred stock. Traditionally, the banking regulators have assessed bank and bank holding company capital adequacy based on both the amount and the composition of capital, the calculation of which is prescribed in federal banking regulations. In October 2013, the federal banking regulators published the final Basel III capital framework for U.S. banking organizations (the “Regulatory Capital Rules”). The Regulatory Capital Rules require higher and better-quality capital and introduced a new capital measure, “Common Equity Tier 1,” a non-GAAP financial measure. The mandatory compliance date for Key as a “standardized approach” banking organization began on January 1, 2015, subject to transitional provisions.

The table also shows the computation for pre-provision net revenue, which is not formally defined by GAAP. Management believes that eliminating the effects of the provision for credit losses makes it easier to analyze the results by presenting them on a more comparable basis.

The cash efficiency ratio is a ratio of two non-GAAP performance measures. As such, there is no directly comparable GAAP performance measure. The cash efficiency ratio performance measure removes the impact of Key’s intangible asset amortization from the calculation. Management believes this ratio provide greater consistency and comparability between Key’s results and those of its peer banks. Additionally, this ratio is used by analysts and investors as they develop earnings forecasts and peer bank analysis.

Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied, and are not audited. Although these non-GAAP financial measures are frequently used by investors to evaluate a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP.

	Three months ended			Twelve months ended
	12/31/2018	9/30/2018	12/31/2017	12/31/2018	12/31/2017
Tangible common equity to tangible assets at period-end
Key shareholders’ equity (GAAP)	$15,595	$15,208	$15,023
Less: Intangible assets (a)	2,818	2,838	2,928
Preferred Stock (b)	1,421	1,421	1,009
Tangible common equity (non-GAAP)	$11,356	$10,949	$11,086
Total assets (GAAP)	$139,613	$138,805	$137,698
Less: Intangible assets (a)	2,818	2,838	2,928
Tangible assets (non-GAAP)	$136,795	$135,967	$134,770
Tangible common equity to tangible assets ratio (non-GAAP)	8.30%	8.05%	8.23%
Pre-provision net revenue
Net interest income (GAAP)	$1,000	$986	$938	$3,909	$3,777
Plus: Taxable-equivalent adjustment	8	7	14	31	53
Noninterest income	645	609	656	2,515	2,478
Less: Noninterest expense	1,012	964	1,098	3,975	4,098
Pre-provision net revenue from continuing operations (non-GAAP)	$641	$638	$510	$2,480	$2,210
Average tangible common equity
Average Key shareholders' equity (GAAP)	$15,384	$15,210	$15,268	$15,131	$15,224
Less: Intangible assets (average) (c)	2,828	2,848	2,939	2,869	2,837
Preferred stock (average)	1,450	1,316	1,025	1,205	1,137
Average tangible common equity (non-GAAP)	$11,106	$11,046	$11,304	$11,057	$11,250
Return on average tangible common equity from continuing operations
Net income (loss) from continuing operations attributable to Key common shareholders (GAAP)	$459	$468	$181	$1,793	$1,219
Average tangible common equity (non-GAAP)	11,106	11,046	11,304	11,057	11,250

Return on average tangible common equity from continuing operations (non-GAAP)	16.40%	16.81%	6.35%	16.22%	10.84%
Return on average tangible common equity consolidated
Net income (loss) attributable to Key common shareholders (GAAP)	$461	$468	$182	$1,800	$1,226
Average tangible common equity (non-GAAP)	11,106	11,046	11,304	11,057	11,250

Return on average tangible common equity consolidated (non-GAAP)	16.47%	16.81%	6.39%	16.28%	10.90%
Cash efficiency ratio
Noninterest expense (GAAP)	$1,012	$964	$1,098	$3,975	$4,098
Less: Intangible asset amortization	22	23	26	99	95
Adjusted noninterest expense (non-GAAP)	$990	$941	$1,072	$3,876	$4,003

Net interest income (GAAP)	$1,000	$986	$938	$3,909	$3,777
Plus: Taxable-equivalent adjustment	8	7	14	31	53
Noninterest income	645	609	656	2,515	2,478
Total taxable-equivalent revenue (non-GAAP)	$1,653	$1,602	$1,608	$6,455	$6,308

Cash efficiency ratio (non-GAAP)	59.9%	58.7%	66.7%	60.0%	63.5%

KeyCorp Reports Fourth Quarter 2018 Profit
January 17, 2019

GAAP to Non-GAAP Reconciliations (continued)
(dollars in millions)
Three months ended
12/31/2018
Common Equity Tier 1 under the Regulatory Capital Rules (“RCR”) (estimates)
Common Equity Tier 1 under current RCR	$12,273
Adjustments from current RCR to the fully phased-in RCR:
Deferred tax assets and other intangible assets (d)	—
Common Equity Tier 1 anticipated under the fully phased-in RCR (e)	$12,273

Net risk-weighted assets under current RCR	$123,719
Adjustments from current RCR to the fully phased-in RCR:
Mortgage servicing assets (f)	809
Deferred tax assets	276
All other assets	—
Total risk-weighted assets anticipated under the fully phased-in RCR (e)	$124,804

Common Equity Tier 1 ratio under the fully phased-in RCR (e)	9.83%

(a)
For the three months ended December 31, 2018, September 30, 2018, and December 31, 2017, intangible assets exclude $14 million, $17 million, and $26 million, respectively, of period-end purchased credit card receivables.

(b)	Net of capital surplus.

(c)
For the three months ended December 31, 2018, September 30, 2018, and December 31, 2017, average intangible assets exclude $15 million, $18 million, and $28 million, respectively, of average purchased credit card receivables. For the twelve months ended December 31, 2018, and December 31, 2017, average intangible assets exclude $20 million and $34 million, respectively, of average purchased credit card receivables.

(d)
Includes the deferred tax assets subject to future taxable income for realization, primarily tax credit carryforwards, as well as intangible assets (other than goodwill and mortgage servicing assets) subject to the transition provisions of the final rule.

(e)
The anticipated amount of regulatory capital and risk-weighted assets is based upon the federal banking agencies’ Regulatory Capital Rules (fully phased-in); Key is subject to the Regulatory Capital Rules under the “standardized approach.”

(f)	Item is included in the 10%/15% exceptions bucket calculation and is risk-weighted at 250%.
GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Fourth Quarter 2018 Profit
January 17, 2019

Consolidated Balance Sheets
(dollars in millions)

	12/31/2018	9/30/2018	12/31/2017
Assets
Loans	$89,552	$89,268	$86,405
Loans held for sale	1,227	1,618	1,107
Securities available for sale	19,428	18,341	18,139
Held-to-maturity securities	11,519	11,869	11,830
Trading account assets	849	958	836
Short-term investments	2,562	2,272	4,447
Other investments	666	681	726
Total earning assets	125,803	125,007	123,490
Allowance for loan and lease losses	(883)	(887)	(877)
Cash and due from banks	678	319	671
Premises and equipment	882	891	930
Operating lease assets	993	930	821
Goodwill	2,516	2,516	2,538
Other intangible assets	316	338	416
Corporate-owned life insurance	4,171	4,156	4,132
Accrued income and other assets	4,037	4,378	4,237
Discontinued assets	1,100	1,157	1,340
Total assets	$139,613	138,805	137,698

Liabilities
Deposits in domestic offices:
NOW and money market deposit accounts	$59,918	$57,219	$53,627
Savings deposits	4,854	4,948	6,296
Certificates of deposit ($100,000 or more)	7,913	8,453	6,849
Other time deposits	5,332	5,130	4,798
Total interest-bearing deposits	78,017	75,750	71,570
Noninterest-bearing deposits	29,292	30,030	33,665
Total deposits	107,309	105,780	105,235
Federal funds purchased and securities sold under repurchase agreements	319	1,285	377
Bank notes and other short-term borrowings	544	637	634
Accrued expense and other liabilities	2,113	2,044	2,094
Long-term debt	13,732	13,849	14,333
Total liabilities	124,017	123,595	122,673

Equity
Preferred stock	1,450	1,450	1,025
Common shares	1,257	1,257	1,257
Capital surplus	6,331	6,315	6,335
Retained earnings	11,556	11,262	10,335
Treasury stock, at cost	(4,181)	(3,910)	(3,150)
Accumulated other comprehensive income (loss)	(818)	(1,166)	(779)
Key shareholders’ equity	15,595	15,208	15,023
Noncontrolling interests	1	2	2
Total equity	15,596	15,210	15,025
Total liabilities and equity	$139,613	$138,805	$137,698

Common shares outstanding (000)	1,019,503	1,034,287	1,069,084

KeyCorp Reports Fourth Quarter 2018 Profit
January 17, 2019

Consolidated Statements of Income
(dollars in millions, except per share amounts)
	Three months ended			Twelve months ended
	12/31/2018	9/30/2018	12/31/2017	12/31/2018	12/31/2017
Interest income
Loans	$1,058	$1,025	$924	$4,023	$3,677
Loans held for sale	26	12	13	66	52
Securities available for sale	115	102	93	409	369
Held-to-maturity securities	71	72	61	284	222
Trading account assets	8	7	6	29	27
Short-term investments	15	15	12	46	26
Other investments	4	6	5	21	17
Total interest income	1,297	1,239	1,114	4,878	4,390
Interest expense
Deposits	174	140	82	517	278
Federal funds purchased and securities sold under repurchase agreements	1	1	—	11	1
Bank notes and other short-term borrowings	4	4	3	21	15
Long-term debt	118	108	91	420	319
Total interest expense	297	253	176	969	613
Net interest income	1,000	986	938	3,909	3,777
Provision for credit losses	59	62	49	246	229
Net interest income after provision for credit losses	941	924	889	3,663	3,548
Noninterest income
Trust and investment services income	121	117	131	499	535
Investment banking and debt placement fees	186	166	200	650	603
Service charges on deposit accounts	84	85	89	349	357
Operating lease income and other leasing gains	28	35	27	89	96
Corporate services income	58	52	56	233	219
Cards and payments income	68	69	77	270	287
Corporate-owned life insurance income	39	34	37	137	131
Consumer mortgage income	7	9	7	30	26
Mortgage servicing fees	21	19	17	82	71
Other income (a)	33	23	15	176	153
Total noninterest income	645	609	656	2,515	2,478
Noninterest expense
Personnel	576	553	609	2,309	2,278
Net occupancy	75	76	92	308	331
Computer processing	55	52	54	210	225
Business services and professional fees	49	43	52	184	192
Equipment	26	27	31	105	114
Operating lease expense	32	31	28	120	92
Marketing	25	26	35	102	120
FDIC assessment	9	21	20	72	82
Intangible asset amortization	22	23	26	99	95
OREO expense, net	1	3	3	6	11
Other expense	142	109	148	460	558
Total noninterest expense	1,012	964	1,098	3,975	4,098
Income (loss) from continuing operations before income taxes	574	569	447	2,203	1,928
Income taxes	92	87	251	344	637
Income (loss) from continuing operations	482	482	196	1,859	1,291
Income (loss) from discontinued operations, net of taxes	2	—	1	7	7
Net income (loss)	484	482	197	1,866	1,298
Less: Net income (loss) attributable to noncontrolling interests	—	—	1	—	2
Net income (loss) attributable to Key	$484	$482	$196	$1,866	$1,296

Income (loss) from continuing operations attributable to Key common shareholders	$459	$468	$181	$1,793	$1,219
Net income (loss) attributable to Key common shareholders	461	468	182	1,800	1,226
Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.45	$.45	$.17	$1.72	$1.13
Income (loss) from discontinued operations, net of taxes	—	—	—	.01	.01
Net income (loss) attributable to Key common shareholders (b)	.45	.45	.17	1.73	1.14
Per common share — assuming dilution
Income (loss) from continuing operations attributable to Key common shareholders	$.45	$.45	$.17	$1.70	$1.12
Income (loss) from discontinued operations, net of taxes	—	—	—	.01	.01
Net income (loss) attributable to Key common shareholders (b)	.45	.45	.17	1.71	1.13

Cash dividends declared per common share	$.17	$.17	$.105	$.565	$.38

Weighted-average common shares outstanding (000)	1,018,614	1,036,480	1,062,348	1,040,890	1,072,077
Effect of common share options and other stock awards	11,803	13,497	16,982	13,792	16,515
Weighted-average common shares and potential common shares outstanding (000) (c)	1,030,417	1,049,976	1,079,330	1,054,682	1,088,593

(a)
For the three months ended December 31, 2018, September 30, 2018, and December 31, 2017, net securities gains (losses) totaled less than $1 million. For the three months ended December 31, 2018, September 30, 2018, and December 31, 2017, Key did not have any impairment losses related to securities.

(b)	Earnings per share may not foot due to rounding.

(c)	Assumes conversion of common share options and other stock awards, as applicable.

KeyCorp Reports Fourth Quarter 2018 Profit
January 17, 2019

Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations
(dollars in millions)
	Fourth Quarter 2018			Third Quarter 2018			Fourth Quarter 2017
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest (a)	Rate (a)	Balance	Interest (a)	Rate (a)	Balance	Interest (a)	Rate (a)
Assets
Loans: (b), (c)
Commercial and industrial (d)	$45,129	512	4.51%	$44,749	495	4.39%	$41,289	417	4.01%
Real estate — commercial mortgage	14,656	185	5.03	14,268	176	4.89	14,386	167	4.60
Real estate — construction	1,761	23	5.26	1,759	22	5.05	1,967	23	4.55
Commercial lease financing	4,482	43	3.79	4,444	43	3.88	4,687	45	3.86
Total commercial loans	66,028	763	4.59	65,220	736	4.49	62,329	652	4.15
Real estate — residential mortgage	5,496	54	3.97	5,466	55	3.99	5,474	54	3.95
Home equity loans	11,234	141	4.96	11,415	137	4.80	12,128	134	4.39
Consumer direct loans	1,806	36	7.87	1,789	35	7.71	1,782	32	7.15
Credit cards	1,112	33	11.61	1,095	32	11.43	1,061	30	11.14
Consumer indirect loans	3,612	39	4.28	3,482	37	4.25	3,232	36	4.42
Total consumer loans	23,260	303	5.16	23,247	296	5.06	23,677	286	4.80
Total loans	89,288	1,066	4.74	88,467	1,032	4.64	86,006	938	4.33
Loans held for sale	2,319	26	4.50	1,117	12	4.59	1,420	13	3.81
Securities available for sale (b), (e)	18,626	115	2.38	17,631	102	2.22	18,447	93	1.97
Held-to-maturity securities (b)	11,683	71	2.42	12,065	72	2.40	11,121	61	2.20
Trading account assets	934	8	3.42	787	7	3.37	898	6	2.72
Short-term investments	2,795	15	2.12	2,928	15	1.93	3,684	12	1.29
Other investments (e)	671	4	2.86	685	6	3.27	725	5	2.80
Total earning assets	126,316	1,305	4.09	123,680	1,246	3.98	122,301	1,128	3.66
Allowance for loan and lease losses	(878)			(886)			(871)
Accrued income and other assets	13,743			13,935			13,825
Discontinued assets	1,120			1,186			1,358
Total assets	$140,301			$137,915			$136,613
Liabilities
NOW and money market deposit accounts	$59,292	110.74		$56,391	82.58		$53,601	40.29
Savings deposits	4,915	1.08		5,413	3.20		6,372	3.24
Certificates of deposit ($100,000 or more)	8,217	42	2.02	8,186	38	1.86	6,776	26	1.50
Other time deposits	5,255	21	1.59	5,026	17	1.40	4,771	13	1.05
Total interest-bearing deposits	77,679	174.89		75,016	140.74		71,520	82.45
Federal funds purchased and securities sold under repurchase agreements	281	1.12		552	1	1.00	360	—	.08
Bank notes and other short-term borrowings	618	4	3.05	596	4	2.76	693	3	1.72
Long-term debt (f), (g)	12,963	118	3.58	12,678	108	3.34	13,140	91	2.76
Total interest-bearing liabilities	91,541	297	1.28	88,842	253	1.13	85,713	176.81
Noninterest-bearing deposits	30,273			30,610			32,278
Accrued expense and other liabilities	1,981			2,065			1,994
Discontinued liabilities (g)	1,120			1,186			1,359
Total liabilities	124,915			122,703			121,344
Equity
Key shareholders’ equity	15,384			15,210			15,268
Noncontrolling interests	2			2			1
Total equity	15,386			15,212			15,269
Total liabilities and equity	$140,301			$137,915			$136,613
Interest rate spread (TE)			2.81%			2.85%			2.85%
Net interest income (TE) and net interest margin (TE)		1,008	3.16%		993	3.18%		952	3.09%
TE adjustment (b)		8			7			14
Net interest income, GAAP basis		1,000			986			938

(a)	Results are from continuing operations. Interest excludes the interest associated with the liabilities referred to in (g) below, calculated using a matched funds transfer pricing methodology.

(b)
Interest income on tax-exempt securities and loans has been adjusted to a taxable-equivalent basis using the statutory federal income tax rate of 21% for the three months ended December 31, 2018, and September 30, 2018, and 35% for the three months ended December 31, 2017.

(c)	For purposes of these computations, nonaccrual loans are included in average loan balances.

(d)
Commercial and industrial average balances include $132 million, $128 million, and $119 million of assets from commercial credit cards for the three months ended December 31, 2018, September 30, 2018, and December 31, 2017, respectively.

(e)	Yield is calculated on the basis of amortized cost.

(f)	Rate calculation excludes basis adjustments related to fair value hedges.

(g)
A portion of long-term debt and the related interest expense is allocated to discontinued liabilities as a result of applying Key’s matched funds transfer pricing methodology to discontinued operations.

TE = Taxable Equivalent, GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Fourth Quarter 2018 Profit
January 17, 2019

Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations
(dollars in millions)

	Twelve months ended December 31, 2018			Twelve months ended December 31, 2017
	Average		Yield/	Average		Yield/
	Balance	Interest (a)	Rate (a)	Balance	Interest (a)	Rate (a)
Assets
Loans: (b), (c)
Commercial and industrial (d)	$44,418	$1,926	4.34%	$40,848	$1,613	3.95%
Real estate — commercial mortgage	14,267	698	4.90	14,878	687	4.62
Real estate — construction	1,816	90	4.97	2,143	103	4.78
Commercial lease financing	4,534	168	3.70	4,677	185	3.96
Total commercial loans	65,035	2,882	4.43	62,546	2,588	4.14
Real estate — residential mortgage	5,473	217	3.97	5,499	214	3.89
Home equity loans	11,530	547	4.74	12,380	536	4.33
Consumer direct loans	1,782	137	7.66	1,765	126	7.12
Credit cards	1,092	125	11.40	1,055	118	11.15
Consumer indirect loans	3,426	146	4.27	3,120	148	4.75
Total consumer loans	23,303	1,172	5.03	23,819	1,142	4.79
Total loans	88,338	4,054	4.59	86,365	3,730	4.32
Loans held for sale	1,501	66	4.43	1,325	52	3.96
Securities available for sale (b), (e)	17,898	409	2.20	18,548	369	1.96
Held-to-maturity securities (b)	12,003	284	2.37	10,515	222	2.11
Trading account assets	893	29	3.25	949	27	2.81
Short-term investments	2,450	46	1.86	2,363	26	1.11
Other investments (e)	697	21	3.04	712	17	2.35
Total earning assets	123,780	4,909	3.94	120,777	4,443	3.67
Allowance for loan and lease losses	(878)			(865)
Accrued income and other assets	13,910			13,807
Discontinued assets	1,212			1,448
Total assets	$138,024			$135,167
Liabilities
NOW and money market deposit accounts	$56,001	297.53		$54,032	143.26
Savings deposits	5,704	14.24		6,569	13.20
Certificates of deposit ($100,000 or more)	7,728	139	1.80	6,233	82	1.31
Other time deposits	5,025	67	1.34	4,698	40.85
Total interest-bearing deposits	74,458	517.69		71,532	278.39
Federal funds purchased and securities sold under repurchase agreements	928	11	1.14	517	1.24
Bank notes and other short-term borrowings	915	21	2.34	1,140	15	1.34
Long-term debt (f), (g)	12,715	420	3.27	11,921	319	2.69
Total interest-bearing liabilities	89,016	969	1.09	85,110	613.72
Noninterest-bearing deposits	30,593			31,414
Accrued expense and other liabilities	2,071			1,970
Discontinued liabilities (g)	1,212			1,448
Total liabilities	122,892			119,942
Equity
Key shareholders’ equity	15,131			15,224
Noncontrolling interests	1			1
Total equity	15,132			15,225
Total liabilities and equity	$138,024			$135,167
Interest rate spread (TE)			2.85%			2.95%
Net interest income (TE) and net interest margin (TE)		3,940	3.17%		3,830	3.17%
TE adjustment (b)		31			53
Net interest income, GAAP basis		$3,909			$3,777

(a)	Results are from continuing operations. Interest excludes the interest associated with the liabilities referred to in (g) below, calculated using a matched funds transfer pricing methodology.

(b)
Interest income on tax-exempt securities and loans has been adjusted to a taxable-equivalent basis using the statutory federal income tax rate of 21% and 35% for the twelve months ended December 31, 2018, and December 31, 2017, respectively.

(c)	For purposes of these computations, nonaccrual loans are included in average loan balances.

(d)
Commercial and industrial average balances include $126 million and $117 million of assets from commercial credit cards for the twelve months ended December 31, 2018, and December 31, 2017, respectively.

(e)	Yield is calculated on the basis of amortized cost.

(f)	Rate calculation excludes basis adjustments related to fair value hedges.

(g)
A portion of long-term debt and the related interest expense is allocated to discontinued liabilities as a result of applying Key’s matched funds transfer pricing methodology to discontinued operations.

TE = Taxable Equivalent, GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Fourth Quarter 2018 Profit
January 17, 2019

Noninterest Expense
(dollars in millions)

	Three months ended			Twelve months ended
	12/31/2018	9/30/2018	12/31/2017	12/31/2018	12/31/2017
Personnel	$576	$553	$609	$2,309	$2,278
Net occupancy	75	76	92	308	331
Computer processing	55	52	54	210	225
Business services and professional fees	49	43	52	184	192
Equipment	26	27	31	105	114
Operating lease expense	32	31	28	120	92
Marketing	25	26	35	102	120
FDIC assessment	9	21	20	72	82
Intangible asset amortization	22	23	26	99	95
OREO expense, net	1	3	3	6	11
Other expense	142	109	148	460	558
Total noninterest expense	$1,012	$964	$1,098	$3,975	$4,098
Average full-time equivalent employees (b)	17,664	18,150	18,379	18,180	18,415

(a)	Additional detail provided in Personnel Expense table below.

(b)	The number of average full-time equivalent employees has not been adjusted for discontinued operations.

Personnel Expense
(in millions)

	Three months ended			Twelve months ended
	12/31/2018	9/30/2018	12/31/2017	12/31/2018	12/31/2017
Salaries and contract labor	$336	$335	$346	$1,351	$1,341
Incentive and stock-based compensation	139	138	168	569	566
Employee benefits	77	79	91	343	347
Severance	24	1	4	46	24
Total personnel expense	$576	$553	$609	$2,309	$2,278

Merger-Related Charges
(in millions)

	Three months ended			Twelve months ended
	12/31/2018	9/30/2018	12/31/2017	12/31/2018	12/31/2017
Personnel	—	—	$26	—	$112
Net occupancy	—	—	12	—	14
Business services and professional fees	—	—	3	—	16
Computer processing	—	—	1	—	12
Marketing	—	—	5	—	22
Other nonpersonnel expense	—	—	9	—	41
Total merger-related charges	—	—	$56	—	$217

KeyCorp Reports Fourth Quarter 2018 Profit
January 17, 2019

Loan Composition
(dollars in millions)

				Percent change 12/31/2018 vs
	12/31/2018	9/30/2018	12/31/2017	9/30/2018	12/31/2017
Commercial and industrial (a)	$45,753	$45,023	$41,859	1.6%	9.3%
Commercial real estate:
Commercial mortgage	14,285	14,716	14,088	(2.9)	1.4
Construction	1,666	1,763	1,960	(5.5)	(15.0)
Total commercial real estate loans	15,951	16,479	16,048	(3.2)	(.6)
Commercial lease financing (b)	4,606	4,470	4,826	3.0	(4.6)
Total commercial loans	66,310	65,972	62,733.5		5.7
Residential — prime loans:
Real estate — residential mortgage	5,513	5,497	5,483.3		.5
Home equity loans	11,142	11,339	12,028	(1.7)	(7.4)
Total residential — prime loans	16,655	16,836	17,511	(1.1)	(4.9)
Consumer direct loans	1,809	1,807	1,794.1		.8
Credit cards	1,144	1,098	1,106	4.2	3.4
Consumer indirect loans	3,634	3,555	3,261	2.2	11.4
Total consumer loans	23,242	23,296	23,672	(.2)	(1.8)
Total loans (c)	$89,552	$89,268	$86,405.3%		3.6%

(a)	Loan balances include $132 million, $129 million, and $119 million of commercial credit card balances at December 31, 2018, September 30, 2018, and December 31, 2017, respectively.

(b)
Commercial lease financing includes receivables held as collateral for a secured borrowing of $10 million, $12 million, and $24 million at December 31, 2018, September 30, 2018, and December 31, 2017, respectively. Principal reductions are based on the cash payments received from these related receivables.

(c)
Total loans exclude loans of $1.1 billion at December 31, 2018, $1.1 billion at September 30, 2018, and $1.3 billion at December 31, 2017, related to the discontinued operations of the education lending business.

Loans Held for Sale Composition
(dollars in millions)

				Percent change 12/31/2018 vs
	12/31/2018	9/30/2018	12/31/2017	9/30/2018	12/31/2017
Commercial and industrial	$279	$97	$139	187.6%	100.7%
Real estate — commercial mortgage	894	1,433	897	(37.6)	(0.3)
Commercial lease financing	—	1	—	N/M	N/M
Real estate — residential mortgage	54	87	71	(37.9)	(23.9)
Total loans held for sale (a)	$1,227	$1,618	$1,107	(24.2)%	10.8%

(a)
Total loans held for sale include Real estate — residential mortgage loans held for sale at fair value of $54 million at December 31, 2018, $87 million at September 30, 2018, and $71 million at December 31, 2017.

N/M = Not Meaningful

Summary of Changes in Loans Held for Sale
(in millions)

	4Q18	3Q18	2Q18	1Q18	4Q17
Balance at beginning of period	$1,618	$1,418	$1,667	$1,107	$1,341
New originations	5,057	2,976	2,665	3,280	3,566
Transfers from (to) held to maturity, net	24	4	(4)	(14)	(10)
Loan sales	(5,448)	(2,491)	(2,909)	(2,705)	(3,783)
Loan draws (payments), net	(24)	(289)	(1)	(1)	(7)
Balance at end of period (a)	$1,227	$1,618	$1,418	$1,667	$1,107

(a)
Total loans held for sale include Real estate — residential mortgage loans held for sale at fair value of $54 million at December 31, 2018, $87 million at September 30, 2018, $58 million at June 30, 2018, $47 million at March 31, 2018, and $71 million at December 31, 2017.

KeyCorp Reports Fourth Quarter 2018 Profit
January 17, 2019

Summary of Loan and Lease Loss Experience From Continuing Operations
(dollars in millions)

	Three months ended			Twelve months ended
	12/31/2018	9/30/2018	12/31/2017	12/31/2018	12/31/2017
Average loans outstanding	$89,288	$88,467	$86,006	$88,338	$86,365
Allowance for loan and lease losses at beginning of period	$887	$887	$880	$877	$858
Loans charged off:
Commercial and industrial	45	38	32	159	133

Real estate — commercial mortgage	12	6	2	21	11
Real estate — construction	—	—	—	—	2
Total commercial real estate loans	12	6	2	21	13
Commercial lease financing	1	4	5	10	14
Total commercial loans	58	48	39	190	160
Real estate — residential mortgage	—	2	1	3	3
Home equity loans	7	4	7	21	30
Consumer direct loans	9	10	8	36	34
Credit cards	10	10	10	44	44
Consumer indirect loans	8	7	7	30	31
Total consumer loans	34	33	33	134	142
Total loans charged off	92	81	72	324	302
Recoveries:
Commercial and industrial	19	5	8	37	40

Real estate — commercial mortgage	1	1	1	3	2
Real estate — construction	1	—	—	2	1
Total commercial real estate loans	2	1	1	5	3
Commercial lease financing	1	3	1	5	6
Total commercial loans	22	9	10	47	49
Real estate — residential mortgage	—	2	—	2	4
Home equity loans	2	3	3	11	15
Consumer direct loans	2	1	2	7	6
Credit cards	2	2	1	7	5
Consumer indirect loans	4	4	4	16	15
Total consumer loans	10	12	10	43	45
Total recoveries	32	21	20	90	94
Net loan charge-offs	(60)	(60)	(52)	(234)	(208)
Provision (credit) for loan and lease losses	56	60	49	240	227
Allowance for loan and lease losses at end of period	$883	$887	$877	$883	$877

Liability for credit losses on lending-related commitments at beginning of period	$60	$58	$57	$57	$55
Provision (credit) for losses on lending-related commitments	3	2	—	6	2
Liability for credit losses on lending-related commitments at end of period (a)	$63	$60	$57	$63	$57

Total allowance for credit losses at end of period	$946	$947	$934	$946	$934

Net loan charge-offs to average total loans	.27%	.27%	.24%	.26%	.24%
Allowance for loan and lease losses to period-end loans	.99	.99	1.01	.99	1.01
Allowance for credit losses to period-end loans	1.06	1.06	1.08	1.06	1.08
Allowance for loan and lease losses to nonperforming loans	162.9	137.5	174.4	162.9	174.4
Allowance for credit losses to nonperforming loans	174.5	146.8	185.7	174.5	185.7

Discontinued operations — education lending business:
Loans charged off	$4	$4	$6	$15	$26
Recoveries	1	1	2	5	8
Net loan charge-offs	$(3)	$(3)	$(4)	$(10)	$(18)

(a)	Included in "Accrued expense and other liabilities" on the balance sheet.

KeyCorp Reports Fourth Quarter 2018 Profit
January 17, 2019

Asset Quality Statistics From Continuing Operations
(dollars in millions)
	4Q18	3Q18	2Q18	1Q18	4Q17
Net loan charge-offs	$60	$60	$60	$54	$52
Net loan charge-offs to average total loans	.27%	.27%	.27%	.25%	.24%
Allowance for loan and lease losses	$883	$887	$887	$881	$877
Allowance for credit losses (a)	946	947	945	941	934
Allowance for loan and lease losses to period-end loans	.99%	.99%	1.01%	1.00%	1.01%
Allowance for credit losses to period-end loans	1.06	1.06	1.07	1.07	1.08
Allowance for loan and lease losses to nonperforming loans (b)	162.9	137.5	162.8	162.8	174.4
Allowance for credit losses to nonperforming loans (b)	174.5	146.8	173.4	173.9	185.7
Nonperforming loans at period end (b)	$542	$645	$545	$541	$503
Nonperforming assets at period end (b)	577	674	571	569	534
Nonperforming loans to period-end portfolio loans (b)	.61%	.72%	.62%	.61%	.58%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets (b)	.64	.75	.65	.65	.62

(a)	Includes the allowance for loan and lease losses plus the liability for credit losses on lending-related unfunded commitments.

(b)
Nonperforming loan balances exclude $575 million, $606 million, $629 million, $690 million, and $738 million of purchased credit impaired loans at December 31, 2018, September 30, 2018, June 30, 2018, March 31, 2018, and December 31, 2017, respectively.

Summary of Nonperforming Assets and Past Due Loans From Continuing Operations
(dollars in millions)
	12/31/2018	9/30/2018	6/30/2018	3/31/2018	12/31/2017
Commercial and industrial	$152	$227	$178	$189	$153

Real estate — commercial mortgage	81	98	42	33	30
Real estate — construction	2	2	2	2	2
Total commercial real estate loans	83	100	44	35	32
Commercial lease financing	9	10	21	5	6
Total commercial loans	244	337	243	229	191
Real estate — residential mortgage	62	62	55	59	58
Home equity loans	210	221	222	229	229
Consumer direct loans	4	4	4	4	4
Credit cards	2	2	2	2	2
Consumer indirect loans	20	19	19	18	19
Total consumer loans	298	308	302	312	312
Total nonperforming loans (a)	542	645	545	541	503
OREO	35	28	26	28	31
Other nonperforming assets	—	1	—	—	—
Total nonperforming assets (a)	$577	$674	$571	$569	$534
Accruing loans past due 90 days or more	112	87	103	82	89
Accruing loans past due 30 through 89 days	312	368	429	305	359
Restructured loans — accruing and nonaccruing (b)	399	366	347	317	317
Restructured loans included in nonperforming loans (b)	247	211	184	179	189
Nonperforming assets from discontinued operations — education lending business	8	6	6	6	7
Nonperforming loans to period-end portfolio loans (a)	.61%	.72%	.62%	.61%	.58%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets (a)	.64	.75	.65	.65	.62

(a)
Nonperforming loan balances exclude $575 million, $606 million, $629 million, $690 million, and $738 million of purchased credit impaired loans at December 31, 2018, September 30, 2018, June 30, 2018, March 31, 2018, and December 31, 2017, respectively.

(b)
Restructured loans (i.e., troubled debt restructuring) are those for which Key, for reasons related to a borrower’s financial difficulties, grants a concession to the borrower that it would not otherwise consider. These concessions are made to improve the collectability of the loan and generally take the form of a reduction of the interest rate, extension of the maturity date or reduction in the principal balance.

Summary of Changes in Nonperforming Loans From Continuing Operations
(in millions)
	4Q18	3Q18	2Q18	1Q18	4Q17
Balance at beginning of period	$645	$545	$541	$503	$517
Loans placed on nonaccrual status	103	263	175	182	137
Charge-offs	(92)	(81)	(78)	(70)	(67)
Loans sold	(16)	—	(1)	—	—
Payments	(53)	(57)	(33)	(29)	(52)
Transfers to OREO	(10)	(5)	(5)	(4)	(8)
Loans returned to accrual status	(35)	(20)	(54)	(41)	(24)
Balance at end of period (a)	$542	$645	$545	$541	$503

(a)
Nonperforming loan balances exclude $575 million, $606 million, $629 million, $690 million, and $738 million of purchased credit impaired loans at December 31, 2018, September 30, 2018, June 30, 2018, March 31, 2018, and December 31, 2017, respectively.

KeyCorp Reports Fourth Quarter 2018 Profit
January 17, 2019

Line of Business Results
(dollars in millions)

						Percentage change 4Q18 vs.
	4Q18	3Q18	2Q18	1Q18	4Q17	3Q18	4Q17
Key Community Bank
Summary of operations
Total revenue (TE)	$1,022	$994	$997	$959	$961	2.8%	6.3%
Provision for credit losses	48	43	38	48	57	11.6	(15.8)
Noninterest expense	633	635	640	653	665	(.3)	(4.8)
Net income (loss) attributable to Key	261	241	243	197	152	8.3	71.7
Average loans and leases	47,976	47,862	47,985	47,683	47,408.2		1.2
Average deposits	84,288	82,259	80,930	79,945	80,352	2.5	4.9
Net loan charge-offs	42	43	34	42	35	(2.3)	20.0
Net loan charge-offs to average total loans	.35%	.36%	.28%	.36%	.29%	N/A	N/A
Nonperforming assets at period end	$408	$467	$468	$425	$405	(12.6)	.7
Return on average allocated equity	21.55%	19.80%	20.05%	16.51%	12.46%	N/A	N/A
Average full-time equivalent employees	10,195	10,529	10,619	10,666	10,629	(3.2)	(4.1)

Key Corporate Bank
Summary of operations
Total revenue (TE)	$581	$574	$542	$558	$605	1.2%	(4.0)%
Provision for credit losses	12	20	28	14	(6)	(40.0)	N/M
Noninterest expense	329	316	325	312	352	4.1	(6.5)
Net income (loss) attributable to Key	215	199	167	208	223	8.0	(3.6)
Average loans and leases	40,438	39,714	39,709	38,257	37,457	1.8	8.0
Average loans held for sale	2,249	1,042	1,299	1,118	1,345	115.8	67.2
Average deposits	21,793	21,056	21,057	20,815	21,558	3.5	1.1
Net loan charge-offs	16	19	26	11	16	(15.8)	—
Net loan charge-offs to average total loans	.16%	.19%	.26%	.12%	.17%	N/A	N/A
Nonperforming assets at period end	$161	$196	$91	$127	$109	(17.9)	47.7
Return on average allocated equity	28.91%	26.91%	22.80%	29.49%	31.51%	N/A	N/A
Average full-time equivalent employees	2,486	2,546	2,537	2,543	2,418	(2.4)	2.8
TE = Taxable Equivalent, N/A = Not Applicable, N/M = Not Meaningful